ING

                                          April 30, 2002


 Board of Directors
 Equitable Life Insurance Company of Iowa
 909 Locust Street
 Des Moines, IA  50309

     RE:  Opinion and Consent of Counsel, Equitable Life
          Insurance Company of Iowa Separate Account A
          ----------------------------------------------

 Gentlemen:

 You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form N-4 for the Individual Flexible Purchase Payment Deferred Variable and Fixed Annuity Contracts (the "Contracts") to be issued by Equitable Life Insurance Company of Iowa and its separate account, Equitable Life Insurance Company of Iowa Separate Account A.

 I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

 I am of the opinion that:

 1. Equitable Life Insurance Company of Iowa Separate Account A is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

 2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

 You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement. I consent to the reference to my name under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.


                                       Sincerely,

                                       /s/Kimberly J. Smith
                                       ----------------------
                                       Kimberly J. Smith
                                       ING U.S. Financial Services



Des Moines Site         Phone: (515)698-7000   ING U.S. Financial Services
909 Locust Street         Fax: (515)698-6973
Des Moines, IA 50309